                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Associates First Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1999

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of Associates First Capital Corporation (the "Company") will be held at the Harvey Hotel, Highway 114 and Esters Road, Irving, Texas, at 9:00 a.m., Central Daylight Savings Time, on Monday, May 10, 1999, for the following purposes:

     1. to elect seven directors of the Company;

     2. to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent public accountants for 1999; and

     3. to take action on one shareholder proposal.

     The record date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is March 12, 1999. If you plan to attend the meeting, please see the instructions on page 25 of the proxy statement. If you will need special assistance at the meeting because of a disability, please notify the Office of the General Counsel, P.O. Box 660237, Dallas, Texas 75266-0237.

                                          By Order of the Board of Directors,
                                          /s/ C. Longenecker

                                          Chester D. Longenecker
                                          Secretary

Irving, Texas
March 22, 1999

                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

TERMS USED

     "401(k) Plan" means the Associates Savings and Profit-Sharing Plan.

     "Annual Meeting" means the annual meeting of shareholders of the Company, which will be held on May 10, 1999.

     "Annual Report" means the Company's annual report to shareholders for the year ended December 31, 1998 included with this Proxy Statement.

     "Board of Directors" means the board of directors of the Company.

     "CAPP" means corporate annual performance pay, which is described beginning on page 10 of this proxy statement.

     "Class A Common Stock" or "Shares" means the Company's Class A Common Stock, par value $.01 per share.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" or "we" or "us" means Associates First Capital Corporation.

     "DCP or Deferred Compensation Plan" means the Company's Deferred Compensation Plan for senior management of the Company, which is described beginning on page 11 of this proxy statement.

     "Directors Plan" means the Company's Deferred Compensation Plan for Non-Employee Directors, which is described beginning on page 9 of this proxy statement.

     "EBP" means the Company's Excess Benefit Plan, which is described beginning on page 17 of this proxy statement.

     "EDP" means the Company's Equity Deferral Plan, which is described beginning on page 11 of this proxy statement.

     "ICP" or "Incentive Compensation Plan" means the Company's Incentive Compensation Plan, which is described beginning on page 10 of this proxy statement.

     "IPO" means the initial public offering of the Class A Common Stock, which occurred in May 1996.

     "LTPP" means the Company's Long-Term Performance Plan, which is described beginning on page 10 of this proxy statement.

     "Named Executive Officers" means the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1998.

     "NQSOs" means nonqualified stock options.

     "NYSE" means the New York Stock Exchange.

     "Pension Plan" means the Company's Pension Plan, which is described beginning on page 17 of this proxy statement.

     "PSARs" means phantom stock appreciation rights.

     "PSAR Plan" means the Company's Phantom Stock Appreciation Right Plan, which is described beginning on page 11 of this proxy statement.

     "Record Date" means March 12, 1999, the date established by the Board of Directors for determining the shareholders of the Company entitled to vote at the Annual Meeting.

     "SEC" means the United States Securities and Exchange Commission.

     "SRIP" means the Company's Supplemental Retirement Income Plan, which is described beginning on page 17 of this proxy statement.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                                PROXY STATEMENT

     The Board of Directors is soliciting proxies to be used at your Annual Meeting, which will be held at the Harvey Hotel, Highway 114 and Esters Road, Irving, Texas, at 9:00 a.m., Central Daylight Savings Time, on Monday, May 10, 1999. This proxy statement, the enclosed form of proxy and the Annual Report are being mailed to you on or about March 22, 1999. The Annual Report does not constitute a part of the proxy solicitation materials. Our mailing address is P.O. Box 660237, Dallas, Texas 75266-0237.

     Holders of record of Class A Common Stock may vote at the Annual Meeting. On the Record Date, 728,064,484 shares of Class A Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock held on the Record Date.

     If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the ratification of the selection of independent public accountants and the shareholder proposal.

     IF YOUR PROXY CARD DOES NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW, "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS AND "AGAINST" THE SHAREHOLDER PROPOSAL.

     You may revoke your proxy at any time before it is exercised by providing written notice to the Secretary, timely submitting a properly executed later-dated proxy or voting in person at the Annual Meeting.

     The election of directors requires a plurality of the votes that could be cast by shareholders who are present in person or represented by proxy at the Annual Meeting. The ratification of the selection of independent public accountants and the approval of the shareholder proposal requires a majority of the votes that could be cast by shareholders who are present in person or represented by proxy at the Annual Meeting.

     The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any or all matters (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

     Under the Company's by-laws, no business other than that stated in the notice of Annual Meeting may be transacted at the Annual Meeting.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until such director is succeeded by another qualified director who has been elected.

     We will vote your shares for the election of all the nominees named below, unless you give a different direction on the proxy form. If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

     Harold D. Marshall resigned from his position as a member of the Board of Directors effective as of the close of business on December 31, 1998 and retired as an employee of the Company on February 28, 1999. The Board of Directors elected Kenneth Whipple as a director to fill the vacancy created by Mr. Marshall's resignation and retirement. Each of the nominees is now a member of the Board of Directors and all current members of the Board of Directors have been nominated for reelection. More information on the nominees is provided below. This information has been given to the Company by the nominees.

     The Board of Directors met four times in 1998.

NOMINEES

KEITH W. HUGHES
  Age:                                  52
  Director Since:                       November 1988
  Principal Occupation:                 Chairman of the Board and Chief Executive Officer of the
                                          Company
  Business Experience:                  Mr. Hughes has served as Chairman of the Board and Chief
                                          Executive Officer of the Company since February 1995. He
                                          served as President of the Company from August 1991 until
                                          February 1995.
  Other Directorships:                  Mr. Hughes is also a director of VISA USA, Inc. and VISA
                                          International Service Association.

J. CARTER BACOT
  Age:                                  66
  Director Since:                       August 1996
  Principal Occupation:                 Retired Chairman and Chief Executive Officer of The Bank of
                                          New York Company, Inc.
  Business Experience:                  Mr. Bacot served as Chairman and Chief Executive Officer of
                                          The Bank of New York Company, Inc. from January 1982 until
                                          February 1998.
  Other Directorships:                  Mr. Bacot is also a director of The Bank of New York
                                          Company, Inc., Time Warner, Inc. and Venator Group Inc.

ERIC S. DOBKIN
  Age:                                  56
  Director Since:                       February 1998
  Principal Occupation:                 Limited Partner, The Goldman Sachs Group LP
  Business Experience:                  Mr. Dobkin was a Managing Director of Goldman, Sachs & Co.
                                          from November 1996 to November 1998 and a partner with
                                          Goldman, Sachs & Co. from November 1982 until November
                                          1996.

ROY A. GUTHRIE
  Age:                                  45
  Director Since:                       February 1998. Mr. Guthrie also served as a director of the
                                          Company from June 1995 until July 1996.
  Principal Occupation:                 Senior Executive Vice President and Chief Financial Officer
                                          of the Company
  Business Experience:                  Mr. Guthrie has been a Senior Executive Vice President of
                                          the Company since February 1998 and Chief Financial
                                          Officer since May 1996. He served as an Executive Vice
                                          President from June 1995 until February 1998 and as Senior
                                          Vice President, Comptroller and Chief Accounting Officer
                                          of the Company from December 1991 until June 1995.

WILLIAM M. ISAAC
  Age:                                  55
  Director Since:                       February 1998
  Principal Occupation:                 Chairman of The Secura Group and Secura/Burnett Partners
  Business Experience:                  Mr. Isaac has been Chairman of The Secura Group since 1986.
                                          He has been Chairman of Secura/Burnett Partners since
                                          1992. He served as Chairman of the Federal Deposit
                                          Insurance Corporation from 1981 through 1985.
  Other Directorships:                  Mr. Isaac is also a director of Kistler Aerospace.

H. JAMES TOFFEY, JR.
  Age:                                  68
  Director Since:                       August 1996
  Principal Occupation:                 Retired Managing Director of First Boston, Inc.
  Business Experience:                  Mr. Toffey served as a Managing Director of First Boston,
                                          Inc. from 1978 until his retirement in 1986, and was a
                                          director of First Boston, Inc. from 1984 until 1988.

KENNETH WHIPPLE
  Age:                                  64
  Director Since:                       January 1999. Mr. Whipple also served as a director of the
                                          Company from August 1996 until April 1998.
  Principal Occupation:                 Retired Executive Vice President of Ford Motor Company,
                                          President of Ford Financial Services Group and Chairman
                                          and Chief Executive Officer of Ford Motor Credit Company
  Business Experience:                  Mr. Whipple served as an Executive Vice President of Ford
                                          Motor Company and President of Ford Financial Services
                                          Group from March 1988 until December 31, 1998. He served
                                          as Chairman and Chief Executive Officer of Ford Motor
                                          Credit Company from March 1997 until December 31, 1998.
  Other Directorships:                  Mr. Whipple is also a director of CMS Energy Corp. and
                                          Galileo International, Inc.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

COMMITTEES OF THE BOARD OF DIRECTOR
AUDIT COMMITTEE
  Members in 1998:                      J. Carter Bacot (Chairman)
                                        Eric S. Dobkin
                                        William M. Isaac
                                        H. James Toffey, Jr.
  Number of Meetings in 1998:           2
  Functions:                            Selects independent public accountants to audit the books of account and other records of the Company, subject to
                                          ratification by shareholders; consults with such
                                          accountants and reviews and approves the scope of their
                                          audit; reviews internal controls, accounting practices,
                                          financial structure and financial reporting; and reports
                                          to the Board of Directors, as appropriate, regarding these consultations and reviews.
  New Members in 1999:                  Effective as of January 4, 1999, Kenneth Whipple was
                                          appointed as an additional member of the Audit Committee.

COMPENSATION COMMITTEE
  Members in 1998:                      H. James Toffey, Jr. (Chairman)
                                        William M. Isaac
                                        Mr. Isaac was appointed as a member of the Compensation
                                          Committee effective as of February 13, 1998, and J. Carter
                                          Bacot resigned from the Compensation Committee effective
                                          as of that date.
  Number of Meetings in 1998:           4
  Functions:                            Considers and approves salaries, bonuses and stock-based
                                          compensation for the Company's executive officers;
                                          administers and makes awards under the Incentive
                                          Compensation Plan; considers and makes recommendations on
                                          the Company's executive compensation program.
  New Members in 1999:                  Effective as of January 4, 1999, Kenneth Whipple was
                                          appointed as an additional member of the Compensation
                                          Committee.

NOMINATING COMMITTEE
  Members in 1998:                       Keith W. Hughes (Chairman)
                                         J. Carter Bacot
                                         H. James Toffey, Jr.
                                         The Board of Directors reconstituted the Nominating Committee with these members effective as of February 13, 1998. Prior to that date, John M.
                                           Devine and Kenneth Whipple also served as members.
  Number of Meetings in 1998:            1
  Functions:                             Makes recommendations on the management organization of the Company, the nominations for elections of directors and officers of the Company, the size and composition of the Board of Directors and the appointments of other employees of the Company; considers shareholder suggestions for nominees for director other than self-nomination suggestions. The
                                           Nominating Committee is charged with the responsibility of ensuring that women and members of minority groups are among those it considers for nomination to the Board of Directors. The Company is committed to recruiting well-qualified directors who are collectively diverse in terms of experience, sex, age and race. Suggestions for consideration by the
                                           Nominating Committee may be submitted to the Secretary of the Company,
                                           P.O. Box 660237, Dallas, Texas 75266-0237. The Nominating Committee will consider suggestions received by the Secretary of the Company before
                                           December 31 at a regular meeting of the Nominating Committee during the following year and before proxy materials are mailed to shareholders.

FINANCE COMMITTEE
  Members in 1998:                       Eric S. Dobkin (Chairman)
                                         J. Carter Bacot
  Number of Meetings in 1998:            3
  Functions:                             Makes recommendations on the Company's funding requirements and sources, capital adequacy and asset and liability management.
  New Members in 1999:                   Effective as of March 8, 1999, Roy A. Guthrie was appointed as an additional member of the Finance Committee.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The table below shows, as of December 31, 1998, the number of shares of Class A Common Stock beneficially owned by each director, nominee and Named Executive Officer, and by the directors and executive officers (including the Named Executive Officers) of the Company as a group. No director, nominee or Named Executive Officer beneficially owned 1% or more of the total outstanding Class A Common Stock as of that date. As a group, the directors and executive officers (including the Named Executive Officers) beneficially owned less than 1% of the total outstanding Class A Common Stock as of that date.

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP
                                                              ----------------------------
                                                                CLASS A COMMON STOCK(1)
                                                              ----------------------------
                          NAME OF                             UNRESTRICTED      RESTRICTED
                      BENEFICIAL OWNER                           SHARES         SHARES(2)
                      ----------------                        ------------      ----------
Keith W. Hughes.............................................     28,928.2(3)     138,460
J. Carter Bacot.............................................        4,000(4)           0
Eric S. Dobkin..............................................        4,000(5)           0
Roy A. Guthrie..............................................        3,700(6)      28,220
William M. Isaac............................................        4,000(7)           0
Harold D. Marshall..........................................       13,800(8)      34,500
H. James Toffey, Jr.........................................       13,862(9)           0
Kenneth Whipple.............................................      132,918(10)          0
Wilfred Y. Horie............................................        2,833(11)     24,260
Joseph N. Scarpinato........................................       11,782(12)     24,260
All directors and executive officers (including the Named
  Executive Officers) as a group (19 persons)...............   248,128.24(13)    331,480

---------------

 (1) The Security Ownership of Management table reflects the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998.

 (2) Awarded under the ICP and subject to restrictions as described in the Report from the Compensation Committee Regarding Executive Compensation beginning on page 9 of this proxy statement.

 (3) Includes units in the Associates Stock Fund credited to Mr. Hughes under the 401(k) Plan, representing approximately 17,926.38 shares of Class A Common Stock. The Security Ownership of Management table does not include
     (a) a deemed investment in 68,766.626 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 889,800 shares of Class A Common Stock pursuant to the ICP, 189,716 of which had vested as of December 31, 1998.

 (4) The Security Ownership of Management table does not include (a) a deemed investment in 1,290.7463 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 20,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1998.

 (5) The Security Ownership of Management table does not include(a) a deemed investment in 859.2816 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 20,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1998.

 (6) The Security Ownership of Management table does not include (a) a deemed investment in 10,417.1480 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 178,960 shares of Class A Common Stock pursuant to the ICP, 39,650 of which had vested as of December 31, 1998.

 (7) The Security Ownership of Management table does not include (a) a deemed investment in 171.8559 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 20,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1998.

 (8) Mr. Marshall resigned as President and Chief Operating Officer and a director of the Company on December 31, 1998, and retired as an employee of the Company on February 28, 1999. The Security Ownership of Management table does not include (a) a deemed investment in 22,570.490 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 352,360 shares of Class A Common Stock pursuant to the ICP, 75,960 of which had vested as of December 31, 1998.

 (9) The Security Ownership of Management table does not include (a) a deemed investment in 2,579.1522 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 20,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1998.

(10) The Board of Directors elected Mr. Whipple as a director as of January 4, 1999 to fill the vacancy in the board created by Mr. Marshall's resignation and retirement. The Security Ownership of Management table reflects Mr. Whipple's ownership as of January 4, 1999.

(11) The Security Ownership of Management table does not include (a) a deemed investment in 14,001.432 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 146,800 shares of Class A Common Stock pursuant to the ICP, 32,358 of which had vested as of December 31, 1998.

(12) Includes units in the Associates Stock Fund credited to Mr. Scarpinato under the 401(k) Plan, representing approximately 5,782.00 shares of Class A Common Stock. The Security Ownership of Management table does not include
     (a) a deemed investment in 14,065.432 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 144,800 shares of Class A Common Stock pursuant to the ICP, 31,692 of which had vested as of December 31, 1998.

(13) Includes units in the Associates Stock Fund credited under the 401(k) Plan, representing approximately 27,843.99 shares of Class A Common Stock. The Security Ownership of Management Table does not include (a) a deemed investment in 175,851.346 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to purchase an aggregate of approximately 2,533,960 shares of Class A Common Stock held by the directors and executive officers pursuant to the ICP and the Directors Plan, 508,786 of which had vested as of December 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's equity securities. Except as described below, to the Company's knowledge based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all SEC filing requirements applicable to its directors and executive officers for 1998 and prior fiscal years were complied with. Through a record-keeping error at the Company, one Report on Form 5 of four exempt acquisitions of a deemed investment in Class A Common Stock pursuant to the terms of the Directors Plan was not timely filed on behalf of each of Messrs. J. Carter Bacot and H. James Toffey Jr., directors of the Company, following deferral of their respective directors' fees, and one Report on Form 5 was not timely filed on behalf of David A. Brooks, an executive officer of the Company, reflecting one grant of NQSO's.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below shows, as of December 31, 1998, the name and address of each person known to the Company to beneficially own in excess of 5% of the Class A Common Stock.

                                                         AMOUNT AND NATURE
       NAME AND ADDRESS OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP(1)       PERCENT OF CLASS
       ------------------------------------          --------------------------      -------------------
FMR Corp., Edward C. Johnson 3d                              87,186,512(2)                 11.972%
and Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109
AXA Conseil Vie Assurance Mutuelle (formerly Alpha           39,085,597(3)                  5.380%
Assurances Vie Mutuelle), AXA Assurances I.A.R.D.
Mutuelle, AXA Assurances Vie Mutuelle and AXA
Courtage Assurance Mutuelle, as a group, AXA
  (formerly
AXA-UAP) and The Equitable Companies
Incorporated(3)

---------------

(1) The information contained in this table is based on reports filed with the SEC by the beneficial owners included in the table, as described in footnotes (2) and (3) below, except that the percentage of Class A Common Stock beneficially owned is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by such persons in those reports and the number of shares of Class A Common Stock outstanding on December 31, 1998.

(2) Based on an amended Schedule 13G, dated February 1, 1999, which indicates that (a) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 83,149,469 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (b) Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds described above, each has sole power to dispose of the 83,149,469 shares of Class A Common Stock owned by such funds, (c) neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of shares owned directly by the funds described above, which power resides with the funds' boards of trustees; Fidelity carries out the voting of such shares under written guidelines established by the funds' boards of trustees, (d) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 3,676,268 shares of Class A Common Stock as a result of its serving as investment manager of the institutional account(s), (e) Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 3,676,268 shares of Class A Common Stock, sole power to vote or direct the voting of 2,606,920 shares of Class A Common Stock and no power to vote or direct the voting of 1,069,348 shares of Class A Common Stock owned by institutional account(s), as described above, and (f) members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12% and Abigail Johnson owns 24.5% of the aggregate voting stock of FMR Corp. Mr. Johnson 3d is the Chairman of FMR Corp. and Abigail Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all such Class B shares will be voted in accordance with the majority of such Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    The amended Schedule 13G also identifies Fidelity International Limited ("FIL") as beneficial owner of 360,774 shares of Class A Common Stock. FIL operates independently from FMR Corp. and Fidelity as an investment adviser to various international investment companies and certain institutional investors. FIL has sole dispositive power over 360,774 shares of Class A Common Stock, sole power to vote or direct the voting of 322,510 shares of Class A Common Stock and no power to vote or direct the voting of 38,264 shares of Class A Common Stock owned by the investors described above. A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes that may be cast by all holders of FIL voting stock. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of shares held. However, FMR Corp. filed the amended Schedule 13G voluntarily as if all of the shares were beneficially owned by FMR Corp. and FIL on a joint basis.

(3) Based on an amended Schedule 13G, dated February 10, 1999, filed by AXA Conseil Vie Assurance Mutuelle (formerly Alpha Assurances Vie Mutuelle), AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group, AXA (formerly AXA-UAP) and The Equitable Companies Incorporated, which indicates that two AXA entities -- National Mutual Funds Management (Australia) and Sun Life & Provincial Holdings PLC (U.K.) -- and four subsidiaries of The Equitable Companies
    Incorporated -- The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P., Donaldson, Lufkin & Jenrette Securities Corporation and Wood, Struthers and Winthrop Management Corp. -- are deemed to have sole voting power with respect to 19,996,016 shares of Class A Common Stock, shared voting power with respect to 10,257,870 shares of Class A Common Stock, sole dispositive power with respect to 39,071,392 shares of Class A Common Stock and shared dispositive power with respect to 11,605 shares of Class A Common Stock. The address of AXA Conseil Assurance Mutuelle is 100-101 Terrasse Boildieu, 92042 Paris La Defense France; the address of AXA Assurance I.A.R.D Mutuelle and AXA Assurances Vie Mutuelle is 21, rue de Chateaudun, 75009 Paris France, the address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France; the address of AXA is 9 Place Vendome, 75001 Paris France; and the address of The Equitable Companies Incorporated is 1290 Avenue of the Americas, New York, New York 10104.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who did not receive compensation as officers or employees of the Company or any of its affiliates (Messrs. Bacot, Dobkin, Isaac and Toffey) were paid in 1998 an annual membership fee of $25,000, an attendance fee of $1,000 for each meeting of the Board of Directors they attended and an annual membership fee of $5,000 for service as a member on each of the Audit Committee, the Compensation Committee and the Finance Committee. The Company did not pay in 1998 any additional compensation to directors who received compensation as officers or employees of the Company or any of its affiliates.

     Under the Directors Plan, as in effect for 1998, non-employee directors could make irrevocable elections to defer all or part of 1998's annual membership fee, attendance fees and committee membership fees. Deferred amounts were deemed invested as each director elected among available investment measures. Each director's account was adjusted at least quarterly to reflect changes in the underlying investment measures, but no actual investments were made. Deferred amounts are held in the general funds of the Company, and each director's account is payable in cash, generally after the director's service on the Board of Directors ends. Each director has the option to receive payment of his or her account in a lump sum or in annual installments over a period of up to 15 years. In February 1998, the Board of Directors approved an amendment to the Directors Plan to permit awards of stock options and other equity-based compensation under the Directors Plan. Each non-employee director who was a member of the Board of Directors on February 12, 1998 received an award of NQSOs under the Directors Plan. One-third of the NQSOs vests on each of the first, second and third anniversary of the date of grant.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

  OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program provides salary and incentive and stock-based compensation to the Named Executive Officers and other executives of the Company and its subsidiaries. Since its organization in April 1996 in connection with the IPO, the Compensation Committee has reviewed the Company's overall executive compensation program, considered the Company's recommendations as to compensation for the executive officers and approved such compensation for the executive officers as furthering shareholder interests.

     The Compensation Committee has prepared this report to provide an overview of the Company's executive compensation program. This report includes a discussion of the relationship of the Company's performance to executive officers' compensation and the factors and criteria considered in determining the Chief Executive Officer's compensation for 1998. No current member of the Compensation Committee is a former or current officer or employee of the Company or any of its affiliates.

     The Compensation Committee has adopted an executive compensation program designed to attract, retain and reward exceptional executives by compensating superior performance in a manner competitive with that of other well-managed organizations in the financial services industry and in general industry. The executive compensation program is designed also to link executives' interests with shareholders' interests by emphasizing equity-based and other incentive compensation.

     The Company's executive compensation program has been developed with input from an independent compensation consulting firm, including a report prepared every two years (in 1991, 1993, 1995 and 1997) by the consulting firm that compares the Company's executive compensation to the compensation paid to corresponding officers of a number of diversified financial services organizations within the Company's industry. For 1997, the consulting firm compared the Company to 22 other organizations. Organizations selected by the consulting firm were money center and large regional banks and nationally diversified financial institutions with assets comparable in amount to those managed by the Company, which include some, but not all, of the organizations used in developing the Company's performance graph shown in the "Comparative Stock Performance" section on page 21 of this proxy statement.

  INCENTIVE COMPENSATION

     The Company's executive compensation program emphasizes performance, both by the individual and by the Company. Although each executive receives a salary competitive within the industry, the amount of each executive's compensation in any year depends significantly upon awards of incentive compensation. The Company pays annual and long-term incentive compensation awards from incentive pools, the size of each of which depends on whether and the degree to which the Company's profits meet or exceed target levels established for each fiscal year. The amount of each executive's incentive compensation award relative to other executives' awards depends largely on each executive's individual performance for the year. The Company's incentive compensation plans are as follows:

     Incentive Compensation Plan. The Company rewards performance by executives, including each Named Executive Officer, by payment of annual cash bonuses (called "corporate annual performance pay" or "CAPP" bonuses) under the ICP. The Company pays CAPP bonuses each year from one of two incentive pools, one of which funds CAPP bonuses for the Named Executive Officers only and the other of which funds CAPP bonuses for other executives. Within the first 90 days of each fiscal year, the Compensation Committee approves performance targets for the Company's profitability for the year. The size of each incentive pool is determined by a formula that takes into account the degree to which the Company meets or exceeds those performance targets, subject to a specified maximum profit level that may be taken into account. For the Named Executive Officers, the Compensation Committee specifies, at the same time as it sets the performance targets for the year, the percentage of the incentive pool that may be paid to each individual. At the end of the fiscal year, the Compensation Committee reviews each Named Executive Officer's performance for the year and may adjust the CAPP bonus generated by formula downward if the Compensation Committee considers an adjustment appropriate. Also at the end of the fiscal year, the Compensation Committee reviews the Company's recommendations as to CAPP bonuses for all other executives and determines the amount of CAPP bonuses payable to the executives, taking into account the Company's and the individuals' performances during the fiscal year.

     Long-Term Performance Plan. The Company also rewards performance by certain executives of the Company, including each Named Executive Officer, by payment of annual cash bonuses under the LTPP. Annual target profit levels for the LTPP are similar to those used to determine CAPP bonuses under the ICP, and a higher maximum profit level may be considered under the LTPP. The Company funds the LTPP incentive pool based on the Company's performance over a four-year period, instead of only one year as used for CAPP bonuses. To fund the LTPP incentive pool, the Company applies a formula that takes into account the Company's overall success in meeting or exceeding the LTPP target levels over the four-year performance period. Once the size of the LTPP pool is determined by formula, the Company evaluates the performance of each executive eligible for an LTPP bonus. The Compensation Committee reviews and approves LTPP bonuses for executive officers of the Company, taking into account the Company's and individual's performance during the applicable performance period.

  EQUITY-BASED COMPENSATION

     The Company further links executives' interests with shareholders' interests by emphasizing equity-based compensation. All executives are eligible for stock option awards each year, and certain key executives, including the Named Executive Officers, have received awards of restricted stock. In addition, the Company has implemented stock ownership guidelines for executives. The Company also provides under the 401(k) Plan an investment option that invests principally in Class A Common Stock. Finally, the Company includes Class A Common Stock as a deemed investment measure under all of the Company's nonqualified deferred compensation plans. The Company's equity-based compensation programs are summarized as follows:

     Incentive Compensation Plan. The ICP provides for awards of incentive stock options, NQSOs, performance shares, restricted stock and stock appreciation rights, all based on shares of Class A Common Stock. (The ICP also permits awards of performance units, which are not necessarily based on shares of Class A Common Stock. No awards of performance units have been made.) The amount of an award under the ICP reflects and rewards an individual's performance with the Company. In addition, the equity-based nature of most ICP awards makes their long-term value dependent upon the performance of the Class A Common Stock. The Compensation Committee administers the ICP and has discretion as to the recipients, type, amount, terms and conditions of such awards, subject to the terms of the ICP. Awards may be made to any of the Company's salaried employees or officers, including the Named Executive Officers and other executive officers, and reflect each individual's ongoing performance. During 1998, the Compensation Committee awarded restricted Class A Common Stock to a number of key executives and NQSOs to purchase Class A Common Stock to all such key executives and a much broader group of employees (approximately 4,200 total employees) of the Company and its subsidiaries. Restrictions on transferability of the restricted stock generally lapse after five years, assuming continued employment; the NQSOs vest over periods of three to five years, depending on the terms of each award.

     Stock Ownership Guidelines. To encourage and further emphasize integrating executives' interests with those of the Company's shareholders, the Compensation Committee has approved Class A Common Stock ownership guidelines for the Named Executive Officers and certain other executives of the Company. The Chief Executive Officer is required to meet minimum ownership levels of Class A Common Stock with an estimated market value at least equal to four times the Chief Executive Officer's annual base salary. The other Named Executive Officers are required to meet value guidelines equal to twice their annual base salary. In addition to Class A Common Stock purchased directly by executives in the open market or obtained through exercises of incentive stock options, NQSOs or stock appreciation rights or by awards of restricted stock under the ICP, executives may satisfy the value guidelines through investments in Class A Common Stock under the 401(k) Plan and deemed investments in Class A Common Stock under the Company's nonqualified deferred compensation plans.

     Equity Deferral Plan. Before the IPO, the Company traditionally sought to link executives' compensation with the Company's long-term performance through awards of PSARs under the PSAR Plan. In preparation for the IPO, the Company terminated the PSAR Plan effective December 31, 1995, and cashed out all employees' interests. To preserve and emphasize the connection between certain key executives' compensation and the Company's long-term performance, the Company required the Named Executive Officers and 15 other executives to defer under the EDP for a minimum of five years (assuming continued employment) certain amounts otherwise payable to them upon termination of the PSAR Plan. Deferred amounts are deemed invested in Class A Common Stock although no actual investment is made, and the value of each executive's interest in the EDP is adjusted to reflect the performance of Class A Common Stock over the deferral period. In general, the deferred amounts, as adjusted, will be distributed in cash on the fifth anniversary of the IPO or upon termination of employment, if earlier.

     Elective Deferred Compensation Program. Executives, including the Named Executive Officers, may elect to defer payment of current cash compensation (i.e., base salary, CAPP bonuses and LTPP awards) through the Deferred Compensation Plan, a nonqualified deferred compensation plan sponsored by the Company. Deferred amounts are deemed invested as the executives elect among available investment measures, but no actual investments are made. Among the available investment measures is a deemed investment in Class A Common Stock, with the value of the deferred amount adjusted to reflect the performance of Class A Common Stock. Executives, as well as all employees of the Company, may also elect to defer compensation under the 401(k) Plan, under which the Company provides as an investment option the Associates Stock Fund, which invests principally in Class A Common Stock.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee approved a salary for Mr. Hughes for 1998 that took into account (a) the consulting firm's most recent report of competitive compensation levels for chief executive officers of comparable companies, (b) Mr. Hughes' substantial experience and his performance, (c) the Company's performance and (d) the extent to which the Company emphasizes performance-oriented compensation through incentive and equity-based plans. The Compensation Committee believes that Mr. Hughes' 1998 base salary was appropriate, considering the CAPP bonuses, the LTPP bonuses and the ICP awards, to support a performance-based total compensation package.

     After considering the Company's growth and profit performance for 1998 and for the four-year performance period of the LTPP, the Compensation Committee approved Mr. Hughes' 1998 CAPP and LTPP bonuses, and awards to Mr. Hughes of NQSOs effective January 4, 1999. The Compensation Committee also considered Mr. Hughes' individual performance in providing strategic direction for the Company. The Compensation Committee believes that Mr. Hughes' 1998 total annual compensation was appropriate, based on a review of compensation of peer executives.

     The value of Mr. Hughes' restricted stock and NQSOs made under the ICP depends on the long-term performance of Class A Common Stock. See "Equity-Based Compensation -- Incentive Compensation Plan" on pages 10-11 of this proxy statement. The value of CAPP and LTPP bonuses may also depend on the long-term performance of Class A Common Stock to the extent that Mr. Hughes defers any or all of the awards and elects a deemed investment of the deferred amount in Class A Common Stock. See "Equity-Based Compensation -- Elective Deferred Compensation Programs" above.

  TAX DEDUCTIBILITY

     The Code limits the extent to which compensation paid to Named Executive Officers of publicly traded companies may be deducted by the companies. Certain types of compensation may be exempted from the deduction limit if they qualify as "performance-based compensation" as defined in the Code and the underlying regulations. The Company believes that the ICP meets all of the current tests required for compensation attributable to NQSOs awarded under the ICP and for CAPP bonuses awarded to Named Executive Officers under the ICP to be deducted by the Company for federal income tax purposes. The Company has reserved the right with respect to other executive compensation to use good independent judgment, on a case by case basis, to attract and retain qualified executives to manage the Company and to reward its employees for service while taking into consideration the financial effects such action may have on the Company.

                                            Compensation Committee
                                            H. JAMES TOFFEY, JR. (Chairman)
                                            WILLIAM M. ISAAC
                                            KENNETH WHIPPLE
                                            March 8, 1999

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     The following table shows certain information concerning the executive officers of the Company as of March 1, 1998:

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             NAME                AGE                 AND FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---            ------------------------------------------
Keith W. Hughes................  52    Chairman of the Board and Chief Executive Officer since
                                         February 1995 and a director since November 1988;
                                         President from August 1991 until February 1995
Sandra J. Allen................  50    Senior Vice President -- Corporate Communications since
                                       August 1998; Director -- Corporate Communications of Unicom
                                         from 1996 to 1998; Assistant Administrator Public Affairs
                                         of the Federal Aviation Administration from 1994 to 1996;
                                         Director -- Public Relations of Budget Rent-A-Car from
                                         1992 to 1994
David A. Brooks................  59    Senior Executive Vice President -- Insurance and Business
                                         Development since October 1998; Executive Vice
                                         President -- Business Development from June 1997 to
                                         October 1998; President and Chief Operating Officer of
                                         Advanta Corp. from January 1997 to March 1997; Executive
                                         Vice President -- Business Development of VISA USA, Inc.
                                         from March 1996 to January 1997; various executive
                                         positions with Citicorp from 1985 to 1994
Walter B. Copeland.............  45    Executive Vice President -- Information Services since May
                                       1997; President of Associates Information Services, Inc.
                                         since November 1994; Executive Vice President and
                                         Controller of Associates Financial Services Company, Inc.
                                         from August 1989 until November 1994
A. William Crowley, Jr. .......  54    Executive Vice President and Chief Credit Officer since
                                       November 1998; Chief Credit Officer of Banc One Corp. from
                                         December 1996 to November 1998; Chief Credit Officer of
                                         Bank One Texas, N.A. from December 1991 to December 1996
Roy A. Guthrie.................  45    Senior Executive Vice President and a director since
                                       February 1998 and Chief Financial Officer since May 1996;
                                         Executive Vice President from June 1995 until February
                                         1998; a director from June 1995 until July 1996; Senior
                                         Vice President, Comptroller and Chief Accounting Officer
                                         from December 1991 until June 1995
Wilfred Y. Horie...............  53    Senior Executive Vice President -- International since
                                       October 1998; Executive Vice President -- International from
                                         May 1996 to October 1998; Chairman, Resident Director and
                                         President of AIC Corporation (Japan) from April 1980 until
                                         July 1996
Chester D. Longenecker.........  52    Executive Vice President and General Counsel since June
                                       1986; Secretary since May 1997
Michael E. McGill..............  54    Executive Vice President -- Human Resources since May 1997;
                                       Dean ad interim of Edwin L. Cox School of Business, Southern
                                         Methodist University, from 1996 to 1997; Professor and
                                         organizational consultant at Southern Methodist University since 1971
Lawrence J. Pelka..............  56    Senior Executive Vice President -- Commercial since October
                                       1998; Executive Vice President -- Commercial from May 1996 to October 1998; Executive Vice President of Associates
                                         Commercial Corporation since October 1981

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             NAME                AGE                 AND FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---            ------------------------------------------
Joseph N. Scarpinato...........  54    Senior Executive Vice President -- Credit Card since October
                                       1998; Executive Vice President -- Credit Card from May 1996 to October 1998; President of Associates Credit Card
                                         Services, Inc. since October 1991
Thomas R. Slone................  56    Senior Executive Vice President -- U.S. Consumer Branch
                                       Systems since October 1998; Executive Vice President -- U.S.
                                         Consumer Branch Systems from May 1996 to October 1998;
                                         Executive Vice President -- Continental Branch Operations
                                         of Associates Financial Services Company, Inc. since 1986
John F. Stillo.................  45    Senior Vice President, Comptroller and Principal Accounting
                                       Officer since September 1997; Senior Vice President of
                                         Associates First Capital Corporation from May 1997 to
                                         September 1997; Executive Director -- Finance of Ford
                                         Motor Company from February 1996 until May 1997; Senior
                                         Vice President and Assistant Controller of Associates
                                         Commercial Corporation from February 1991 until February
                                         1996

SUMMARY COMPENSATION TABLE

     The following table shows the compensation for the Company's last three fiscal years received by the Company's Chairman and Chief Executive Officer and by the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                     ----------------------------------   ----------------------------------------
                                                                                  AWARDS               PAYOUTS
                                                                          -----------------------   --------------
                                                                          RESTRICTED   SECURITIES     LONG-TERM
          NAME AND                    BASE                 OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE PLAN    ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY      BONUS     COMPENSATION     AWARDS      OPTIONS        PAYOUTS       COMPENSATION
     ------------------       ----   -------   ---------   ------------   ----------   ----------   --------------   ------------
                                       ($)        ($)         ($)(2)        ($)(3)       (#)(4)         ($)(6)         ($)(12)
Keith W. Hughes.............  1998   687,500   1,025,000      95,969      1,235,938     200,000(5)    1,250,000         50,503(13)
  Chairman and Chief          1997   556,250     900,000     129,536              0     190,000(5)    1,100,000         41,350(13)
  Executive Officer           1996   485,000     750,000     125,316      1,500,170     499,800(5)    3,154,022(7)      36,270(13)
Harold D. Marshall(1).......  1998   537,504     525,000      31,251        706,250      90,000(5)      730,000         48,545(14)
  President and Chief         1997   485,012     483,000      24,845              0      90,000(5)      690,000         43,512(14)
  Operating Officer           1996   406,917     420,000      24,003        500,250     172,360(5)    1,222,377(8)      36,229(14)
Roy A. Guthrie..............  1998   342,250     320,000      18,556        423,750      60,000(5)      343,000         24,342(15)
  Senior Executive Vice       1997   281,750     228,000      25,356              0      50,000(5)      324,000         19,058(15)
  President & Chief
  Financial                   1996   226,167     190,000      16,832        235,190      68,960(5)      552,493(9)      15,014(15)
  Officer
Wilfred Y. Horie............  1998   342,500     320,000      17,614        423,750      48,000(5)      335,000         25,803(16)
  Senior Executive Vice       1997   282,500     260,000      19,599              0      35,000(5)      286,000         20,871(16)
  President -- International  1996   229,833     215,000      83,543        177,770      63,800(5)      354,310(10)     16,610(16)
Joseph N. Scarpinato........  1998   348,750     276,000      12,050        423,750      48,000(5)      260,000         26,057(17)
  Senior Executive Vice       1997   308,750     233,000       7,575              0      33,000(5)      214,000         22,552(17)
  President -- Credit Card    1996   257,083     188,000      13,050        177,770      63,800(5)      509,399(11)     18,687(17)

---------------

 (1) Mr. Marshall resigned as President and Chief Operating Officer and a director of the Company on December 31, 1998 and retired as an employee of the Company on February 28, 1999.

 (2) Compensation reported in the "Other Annual Compensation" column includes the value of benefits and perquisites includable in the Named Executive Officer's taxable income for the year reported and the amount of the Company's payment to cover each Named Executive Officer's taxes with respect to such benefits and perquisites (commonly known as a "tax gross-up"). Other Annual Compensation reported for Mr. Hughes in 1998, 1997 and 1996 includes $55,835, $74,964 and $72,501, respectively, which represents the value of perquisites and other personal benefits provided by the Company to Mr. Hughes. These amounts include $23,474 in 1998 and $42,278 in 1997 for personal use of the corporate aircraft (used for security purposes) and $39,715 in 1996 for club membership dues and expenses. The value of any other single perquisite or personal benefit the Company provided to Mr. Hughes in 1998, 1997 or 1996 did not exceed 25 percent of the aggregate value of all such perquisites and personal benefits. Compensation reported for Mr. Horie in 1996 includes $56,337, which represents the value of perquisites and other personal benefits provided by the Company to Mr. Horie. This amount includes $20,964 for moving expenses and $24,735 for club membership dues and expenses. The value of any other single perquisite or personal benefit the Company provided to Mr. Horie in 1996 did not exceed 25 percent of the aggregate value of all such perquisites and personal benefits. The Company provides similar perquisites and personal benefits to the other Named Executive Officers. The aggregate value of perquisites and personal benefits provided to each of the other Named Executive Officers in any year reported, and to Mr. Horie in 1998 and 1997, did not exceed the lesser of $50,000 or 10 percent of such Named Executive Officer's salary and bonus reported for such year.

 (3) The compensation reported in the "Restricted Stock Awards" column is the value on the date of issuance of shares of restricted Class A Common Stock awarded under the ICP. The aggregate value at December 31, 1998, for restricted stock awards to each Named Executive Officer was as follows: Mr. Hughes, $5,867,243; Mr. Marshall, $2,309,438; Mr. Guthrie, $1,195,823; Mr.
     Horie, $1,028,018; and Mr. Scarpinato, $1,028,018. Subject to the terms of the ICP, dividends will be paid on such shares of restricted stock although risk of forfeiture exists and restrictions on transferability of such restricted stock have not yet lapsed.

 (4) Until 1996, the Company awarded PSARs under the PSAR Plan. However, the PSAR units are not included in the "Securities Underlying Options" column in this table. PSARs have been classified as long-term incentive plan compensation throughout this Executive Compensation section, rather than as stock appreciation rights, because the value of the PSARs was determined by a profit-based formula rather than appreciation in the value of the Class A Common Stock. The value of PSARs awarded to the Named Executive Officers is included in the column entitled "Long-Term Incentive Plan Payouts."

 (5) NQSOs to purchase Class A Common Stock awarded under the ICP. Amounts shown reflect the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998.

 (6) Compensation reported in the "Long-Term Incentive Plan Payouts" column is the amount awarded to each Named Executive Officer under the LTPP for the performance period ending in the year reported and, as specifically noted, payments made in 1996 following termination of the PSAR Plan effective December 31, 1995.

 (7) The LTPP award for Mr. Hughes was $900,000 in 1996. He received $3,108,722 (of which approximately $854,700 was deferred under the EDP and is adjusted to reflect the performance of 60,766.706 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

 (8) The LTPP award for Mr. Marshall was $600,000 in 1996. He received $939,837 (of which approximately $317,460 was deferred under the EDP and is adjusted to reflect the performance of 22,570.490 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

 (9) The LTPP award for Mr. Guthrie was $270,000 in 1996. He received $429,013 (of which approximately $146,520 was deferred under the EDP and is adjusted to reflect the performance of 10,417.148 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(10) The LTPP award for Mr. Horie was $220,000 in 1996. He received $268,620 (of which approximately $134,310 was deferred under the EDP and is adjusted to reflect the performance of 9,549.052 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(11) The LTPP award for Mr. Scarpinato was $186,000 in 1996. He received $494,339 (of which approximately $170,940 was deferred under the EDP and is adjusted to reflect the performance of 12,153.342 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(12) Compensation reported in the "All Other Compensation" column includes (i) matching and profit-sharing contributions and values of certain credits made by the Company on behalf of each Named Executive Officer pursuant to the Company's tax-qualified and nonqualified supplemental defined contribution plans ("DCP Contributions"), and (ii) amounts includable in compensation for premiums paid by the Company for term life insurance ("Term Insurance Compensation").

(13) For Mr. Hughes, DCP Contributions were (i) $45,031 for 1998, (ii) $35,878 for 1997 and (ii) $30,798 for 1996. Term Insurance Compensation was $5,472 for each year presented.

(14) For Mr. Marshall, DCP Contributions were (i) $35,207 for 1998, (ii) $31,283 for 1997 and (iii) $25,839 for 1996. Term Insurance Compensation was (i) $13,338 for 1998, (ii) $12,229 for 1997 and (iii) $10,390 for 1996.

(15) For Mr. Guthrie, DCP Contributions were (i) $22,417 for 1998, (ii) $18,173 for 1997 and (iii) $14,362 for 1996. Term Insurance Compensation was (i) $1,924 for 1998, (ii) $885 for 1997 and (iii) $653 for 1996.

(16) For Mr. Horie, DCP Contributions were (i) $22,434 for 1998, (ii) $18,221 for 1997 and (iii) $14,594 for 1996. Term Insurance Compensation was (i) $3,370 for 1998, (ii) $2,650 for 1997 and (iii) $2,016 for 1996.

(17) For Mr. Scarpinato, DCP Contributions were (i) $22,843 for 1998, (ii) $19,914 for 1997 and (iii) $16,325 for 1996. Term Insurance Compensation was (i) $3,214 for 1998, (ii) $2,638 for 1997 and (iii) $2,362 for 1996.

STOCK OPTION AWARDS DURING 1998

     Stock options and other rights related to Class A Common Stock may be awarded to executives under the ICP. The following table shows the stock options awarded under the ICP to the Named Executive Officers in 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                     -----------------------------------------------
                                                  % OF TOTAL
                                     NUMBER OF     OPTIONS
                                     SECURITIES   GRANTED TO
                                     UNDERLYING   EMPLOYEES    EXERCISE
                                      OPTIONS     IN FISCAL      BASE     EXPIRATION      GRANT DATE
               NAME                  GRANTED(1)      YEAR      PRICE(1)      DATE      PRESENT VALUE(2)
               ----                  ----------   ----------   --------   ----------   ----------------
                                        (#)                     ($/SH)                       ($)
Keith W. Hughes....................   200,000       3.12%      $35.3125    1/1/2008       $1,780,360
  Chairman and Chief Executive
  Officer
Harold D. Marshall(3)..............    90,000       1.40%       35.3125    1/1/2008          801,162
  President and Chief Operating
  Officer
Roy A. Guthrie.....................    60,000       0.94%       35.3125    1/1/2008          534,108
  Senior Executive Vice President
Wilfred Y. Horie...................    48,000       0.75%       35.3125    1/1/2008          427,286
  Senior Executive Vice President
Joseph N. Scarpinato...............    48,000       0.75%       35.3125    1/1/2008          427,286
  Senior Executive Vice President

---------------

(1) The options reported in this table are NQSOs awarded under the ICP to purchase shares of Class A Common Stock and reflect the two-for-one stock split of the Company's Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998. One-third of the NQSOs vests on each of the first, second and third anniversary of the date of grant.

(2) The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: an expected option life of four years; expected volatility of 21.28%; an assumed 1998 dividend yield of 0.5808%; and a risk-free interest rate of 5.62%.

(3) Mr. Marshall resigned as President and Chief Operating Officer and a director of the Company on December 31, 1998, and retired as an employee of the Company on February 28, 1999.

     The following table and notes have additional information on stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF              VALUE OF
                                                                 SECURITIES             UNEXERCISED
                                                                 UNDERLYING            IN-THE-MONEY
                                                             UNEXERCISED OPTIONS        OPTIONS AT
                                                                 AT 12/31/98             12/31/98
                                      SHARES                       (#)(1)                   ($)
                                     ACQUIRED      VALUE     -------------------   ---------------------
                                    ON EXERCISE   REALIZED      EXERCISABLE/           EXERCISABLE/
               NAME                     (#)         ($)         UNEXERCISABLE          UNEXERCISABLE
               ----                 -----------   --------   -------------------   ---------------------
Keith W. Hughes
  Chairman and Chief Executive
  Officer.........................       0            0        189,716/700,084     4,837,093/14,449,832
Harold D. Marshall(2)
  President and Chief Operating
  Officer.........................       0            0         75,960/276,400      1,903,635/5,404,025
Roy A. Guthrie
  Senior Executive Vice
  President.......................       0            0         39,650/139,310       986,499/2,397,012
Wilfred Y. Horie
  Senior Executive Vice
  President.......................       0            0         32,358/114,442       818,859/2,024,816
Joseph N. Scarpinato
  Senior Executive Vice
  President.......................       0            0         31,692/113,108       805,040/1,997,136

---------------

(1) The options reported in this table are NQSOs awarded under the ICP to purchase shares of Class A Common Stock and reflect the two-for-one stock split of the Company's Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998. The exercise price of the options awarded in 1996 is $14.50 per share, the exercise price of the options awarded in 1997 is $21.625 per share and the exercise price of the options awarded in 1998 is $35.3125 per share. The closing trading price on the NYSE of Class A Common Stock at December 31, 1998 was $42.375.

(2) Mr. Marshall resigned as President and Chief Operating Officer and a director of the Company on December 31, 1998, and retired as an employee of the Company on February 28, 1999.

DEFINED BENEFIT RETIREMENT PLANS

     The Company sponsors three defined benefit retirement plans pursuant to which retirement income is payable to covered employees, including the Named Executive Officers: the Pension Plan, the EBP and the SRIP. The Pension Plan is a tax-qualified defined benefit plan covering all eligible employees of the Company. The EBP covers certain executives whose retirement income from the Pension Plan and the 401(k) Plan is affected by (i) elections to defer compensation and (ii) limitations imposed on tax-qualified retirement plans by certain Code sections. The EBP restores benefits that, if it were not for such limitations, would otherwise be available under the Pension Plan and the 401(k) Plan.

     The SRIP covers only certain designated executives of the Company and is designed to provide a target retirement income for participants. Retirement benefits are payable under the SRIP to the extent benefits under the Pension Plan do not achieve the target level of retirement income. All of the Named Executive Officers are participants in the SRIP and, based on assumed retirement on or after age 55, will receive a benefit under the SRIP commencing at age 62.

     The SRIP provides each participant with an annuity, commencing upon retirement on or after age 62, equal to 50% of the participant's "average monthly compensation," offset by the monthly equivalent of any benefits payable to the participant under the Pension Plan and certain other plans and by 50% of the participant's Social Security monthly benefit. For purposes of the SRIP, "average monthly compensation" means, generally, the average monthly compensation for a participant's highest five consecutive years of the 10 years immediately preceding retirement, with compensation determined for these purposes as under the

Pension Plan (which includes for each calendar year annual bonuses and base pay before any pre-tax contributions to the 401(k) Plan or other Company-sponsored plans, but excludes such other items as severance pay, vacation pay paid on termination, moving expenses, long-term disability insurance payments, fringe benefits, LTPP bonuses, deferred compensation and retention bonuses).

     The table below illustrates the annual pension commencing at age 65 for the Named Executive Officers under the Pension Plan, the EBP and the SRIP:

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE(2)(3)
                                                             --------------------------------------
REMUNERATION($)(1)                                           30 OR LESS        35            40
------------------                                           ----------    ----------    ----------
    $ 400,000..............................................  $  200,000    $  220,000    $  240,000
      600,000..............................................     300,000       330,000       360,000
      800,000..............................................     400,000       440,000       480,000
    1,000,000..............................................     500,000       550,000       600,000
    1,400,000..............................................     700,000       770,000       840,000
    1,800,000..............................................     900,000       990,000     1,080,000
    2,200,000..............................................   1,100,000     1,210,000     1,320,000
    2,600,000..............................................   1,300,000     1,430,000     1,560,000

---------------

(1) Remuneration is the sum of a participant's base salary plus any CAPP bonus paid or payable for a fiscal year, including amounts that the recipient elects to defer.

(2) The estimated credited service at December 31, 1998, for the Named Executive Officers is as follows: Mr. Hughes, 18 years; Mr. Marshall, 38 years; Mr. Guthrie, 17 years; Mr. Horie, 26 years; and Mr. Scarpinato, 7 years.

(3) The estimated annual benefits illustrated in the table are subject to offset by the Named Executive Officer's Social Security benefits. The normal form of payment is a life annuity for a single participant and an actuarially equivalent 50% joint and survivor annuity for a married participant. The estimated annual benefits illustrated in the Pension Plan Table are in the form of a life annuity.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into individual employment agreements with a number of the Company's executive officers, including each Named Executive Officer. All Named Executive Officers' employment agreements are substantially identical, except as specifically described below. The employment agreements covering executive officers who are not Named Executive Officers are generally similar to the employment agreements for Named Executive Officers. Mr. Marshall resigned as President and Chief Operating Officer and a director of the Company on December 31, 1998, and retired as an employee of the Company on February 28, 1999, and is included in this proxy statement as a Named Executive Officer. The Company's obligations under his employment agreement ceased upon his retirement. The description of employment agreements that follows is limited to the employment agreements with the other Named Executive Officers.

     Each Named Executive Officer's employment agreement, as amended and restated effective as of December 1, 1998, has an initial three-year term beginning December 1, 1998. The three-year term renews automatically on the first day of each month unless either party provides notice of non-renewal before the first day of the month. During the term of the agreement, including any renewal periods, each employment agreement provides for certain compensation and benefits. The agreements guarantee minimum annual base salaries for Messrs. Hughes, Guthrie, Horie and Scarpinato of at least $575,000, $295,000, $322,000 and $320,000, respectively. If a "change in control", hereinafter defined below, occurs during the term of the agreement, each agreement guarantees a minimum bonus for the remainder of the term during which the executive remains employed with the Company generally equal to at least 80 percent of the CAPP bonus and LTPP bonus norm award for the individual.

     The Company may terminate any Named Executive Officer at any time, with or without "cause." Each employment agreement defines "cause" as, generally, the Named Executive Officer's willful malfeasance, unreasonable neglect or refusal to perform his duties, conviction of a felony, engaging in activity competitive with the Company or adverse to the Company's best interests, or violation of Company policy regarding corporate conduct. If the Company terminates a Named Executive Officer with "cause," the Company's obligations under that Named Executive Officer's employment agreement cease.

     If the Company terminates a Named Executive Officer without "cause" or if a "constructive termination", hereinafter defined below, (without "cause") occurs within the period beginning six months before and ending 15 months after a "change in control," the Named Executive Officer will receive the following in lieu of any other compensation or benefits under his employment agreement:

        (a) A cash payment equal to the sum of (i) the Named Executive Officer's annual base salary then in effect multiplied by three for Mr. Hughes and two for Messrs. Guthrie, Horie and Scarpinato, plus (ii) the average of the CAPP bonuses paid to the Named Executive Officer during each of the three years immediately preceding the year of termination multiplied by three for Mr. Hughes and two for Messrs. Guthrie, Horie and Scarpinato, plus (iii) a pro rata portion, based on the portion of the current performance year preceding termination, equal to the average of the Named Executive Officer's CAPP and LTPP bonuses during each of the three years preceding the year of termination.

        (b) Immediate 100% vesting or lapse of restrictions, as applicable, with respect to any outstanding awards to the Named Executive Officer under the ICP.

        (c) Coverage under the Company's life, medical, dental, disability and other welfare plans for three years for Mr. Hughes and two years for Messrs. Guthrie, Horie and Scarpinato. Coverage will terminate earlier, however, if the Named Executive Officer becomes covered by similar coverage provided by a successor employer.

If a "change in control" occurs, as of the date of the "change in control," each Named Executive Officer will become 100% vested in any outstanding stock options under the ICP and in any benefits payable under any of the Company's nonqualified plans, and any restrictions on that Named Executive Officer's restricted stock under the ICP will lapse. In such circumstances, the Company will also fund a trust to guarantee payment of funds under the nonqualified plans to the Named Executive Officer. If a "change in control" for purposes of the employment agreements occurs and such "change in control" constitutes a change in control within the meaning of Code Section 280G, the Company will pay the Named Executive Officer an additional amount (a gross-up payment) to offset the penalty taxes incurred by the Named Executive Officer as a result of the golden parachute provisions of Code Section 280G (and any similar state or local laws).

     Each employment agreement defines "constructive termination" as, generally, any of the following that results from a "change in control," unless the Named Executive Officer consents in writing:

        (a) Assignment to the Named Executive Officer of any duties inconsistent in any respect with the individual's position, authority, duties or responsibilities or any other action that results in a substantial diminution in such position, authority, duties or responsibilities.

        (b) Failure (i) to allow the Named Executive Officer to continue to participate, on substantially the same terms as before the "change in control" window period (beginning six months before and ending 15 months after the "change in control") in substantially the same benefit or compensation plans as the Named Executive Officer participated in before the window period, or (ii) to provide the Named Executive Officer with the benefit or compensation plans generally provided to employees at the Named Executive Officer's level within the Company.

        (c) Substantial reduction, without good business reasons, of the facilities and perquisites available to the Named Executive Officer immediately before the reduction.

        (d) Relocation of the Named Executive Officer's principal location of work to a location that is more than 50 miles from his principal location of work immediately before the move.

     Each employment agreement defines "change in control" as, generally, any of the following:

        (a) The Company is merged, consolidated or reorganized into or with another entity, and as a result less than a majority of the combined voting power of the outstanding shares of the resulting entity are held by the persons who held the Company's "voting stock" (meaning the shares entitled to vote generally in election of the Board of Directors) before the transaction.

        (b) The Company sells or otherwise transfers all or substantially all of its assets to another entity, and as a result less than a majority of the combined voting power of the outstanding shares of the resulting entity are held by the persons who held the Company's "voting stock" before the transfer.

        (c) A report is filed on certain specified forms indicating that a person has become the beneficial owner of securities representing 20% or more of the combined voting power of the Company's "voting stock."

        (d) The Company files a report or proxy statement under certain specified circumstances that indicates that a change in control of the Company has or may have occurred or will or may occur as a result of a then-existing contract or transaction.

        (e) During any two-year period the individuals who are members of the Board of Directors at the start of the two-year period cease to constitute a majority of the Board of Directors, unless their successors are approved by a vote of at least two-thirds of the members of the Board of Directors at the start of the two-year period.

     If a Named Executive Officer becomes permanently disabled (as determined under the Company's long-term disability plan) during the term of his agreement, including any renewal periods, the Named Executive Officer will receive monthly for six months after the determination of disability both his then-current monthly base salary and an amount equal to one-twelfth of the average of the Named Executive Officer's CAPP bonuses during the three years immediately preceding the year of disability, reduced by any amounts received through any disability or other salary continuation plan generally provided by the Company.

     If a Named Executive Officer dies during the term of his agreement, including any renewal periods, his estate or designated beneficiaries will receive a cash payment equal to the Named Executive Officer's then-current annual base salary plus the average of the Named Executive Officer's CAPP bonuses during the three years immediately preceding the year of death.

     Each Named Executive Officer agrees under his employment agreement to execute the Company's standard confidentiality, conflicts of interest and proprietary property agreements. Each Named Executive Officer also agrees under his employment agreement not to solicit, for 12 months following the Named Executive Officer's termination of employment, any of the Company's employees to leave employment with the Company. Finally, each Named Executive Officer agrees under his employment agreement, during the term of the agreement (including any renewal periods) and for one year following the Named Executive Officer's termination of employment, not to compete with the Company, either directly or indirectly. Each employment agreement provides that a Named Executive Officer's right to any benefits under the agreement will cease if the Board of Directors determines that the Named Executive Officer has either violated the agreement's non-solicitation and non-competition clauses or engaged in activity adverse to the best interests of the Company or any affiliate. Each employment agreement provides that any disputes will be resolved through binding arbitration, with expenses paid by the Company.

                         COMPARATIVE STOCK PERFORMANCE

     SEC rules require the Company to include a performance graph in its proxy statement that compares the performance of the Class A Common Stock to the Standard & Poor's 500 Stock Index and a published industry or line of business index or group of "peer issuers" covering a five-year period. The Company selected the S&P Financials Index as the appropriate line of business index for purposes of this comparison. Because the Class A Common Stock did not begin trading on the NYSE until May 8, 1996, the graph compares performance from that date forward through December 31, 1998. The graph assumes an investment of $100 at the beginning of the period at the IPO price of $29 per share of Class A Common Stock and quarterly reinvestment of dividends:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    THE COMPANY, S&P 500 AND S&P FINANCIALS
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1998)

               MEASUREMENT PERIOD                                                           S&P
             (FISCAL YEAR COVERED)                      AFS             S&P 500          FINANCIAL
5/8/96                                                         100               100               100
6/30/96                                                        132               104               105
9/30/96                                                        142               107               114
12/31/96                                                       153               116               129
3/31/97                                                        149               119               135
6/30/97                                                        193               140               160
9/30/97                                                        217               151               179
12/31/97                                                       248               155               191
3/31/98                                                        284               177               215
6/30/98                                                        269               183               222
9/30/98                                                        229               164               174
12/31/98                                                       297               200               213

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE LOAN PROGRAM

     The Company established an executive loan program for its senior executives in September 1998. The purpose of the program is to provide senior executives with an additional source of liquidity without exercising their NQSOs, thereby retaining the potential for appreciation and maintaining the link between executive compensation and the Company's performance. Pursuant to the program, senior executives can borrow up to 50 percent of the sum of their current base salary and CAPP bonus for the previous year from Chase Bank of Texas at interest rates below the bank's prime rate.

     The Company does not fund loans under the program. It does, however, guarantee loans made to executives by Chase Bank of Texas under the program and, as a result, SEC regulations require the Company to provide the following information with respect to the loans: Mr. Guthrie, a Named Executive Officer, had a loan outstanding under the program in 1998, the maximum outstanding principal balance of which in 1998 was $100,000. As of December 31, 1998, the loan had an outstanding principal balance of $100,000 and a floating interest rate equal to the bank's prime rate minus 0.75%, or 7% as of that date. In 1998, three executive officers (including Mr. Guthrie) had loans outstanding under the program. The maximum aggregate outstanding principal balance of the loans in 1998 was $190,000. As of December 31, 1998, the loans had an aggregate outstanding principal balance of $190,000 and interest rates ranging from 6.75% to 7.25%.

FINANCIAL SERVICES

     Eric S. Dobkin, a director and nominee, is a limited partner of The Goldman Sachs Group LP. An affiliate of The Goldman Sachs Group LP, Goldman Sachs & Co., has provided from time to time, and may provide in the future, investment banking and other financial services to the Company. In the ordinary course of its business, Goldman Sachs & Co. may actively trade in the Company's debt and equity securities for its own account or the accounts of its customers and, accordingly, it may at any time hold long or short positions in those securities.

                                     ITEM 2

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee selects and hires independent public accountants to audit the books of account and other records of the Company. You must ratify or reject the Audit Committee's selection for 1999.

     The Audit Committee has selected PricewaterhouseCoopers LLP to audit the books of account and other records of the Company for 1999. This firm is the successor by merger to Coopers & Lybrand L.L.P., has audited the Company's books since 1989 and is considered to be well-qualified. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement and answer questions.

     If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the shareholders, or if prior to the 2000 annual meeting of shareholders PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Board of Directors, then the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2000 annual meeting of shareholders will be subject to ratification by the shareholders at that meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

                             ---------------------

                                     ITEM 3

                           SHAREHOLDER PROPOSAL NO. 1

     Robert D. Morse, owner of the requisite shares of Class A Common Stock, has given notice that he intends to present for action at the Annual Meeting the following resolution:

        "I, Robert D. Morse, of 212 Highland Avenue, Moorestown, N.J. 08057, being the owner of $1000.00 or more of company stock, wish to present the following proposal for inclusion in the 1999 proxy statement for a vote: I intend to hold stock beyond the meeting date.

        I propose that the Officers and Directors consider the discontinuance of all bonuses immediately, and options, rights, SAR's, etc. after termination of any existing programs for top management.

     This does not include any programs for employees.

        Reasons:

        Management and Directors are compensated enough to buy on open market, just as you and I, if they are motivated.

        Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, etc.

        Options, rights, SAR's, etc. are available elsewhere, and a higher offer would include transfers, not necessarily 'hold and retain' qualified persons.

        Comparison with 'peer group', [other similar companies] pay is unfair, as other management could be better or worse. Would they also accept mistakes of others?

        'Align management with shareowners' is a repeated ploy or 'line' to lull us as to continually increasing their take of our assets. Do we get any purchase options at previous rates?

        Please vote YES for this proposal and place an 'X -- Against ALL', for #1 proposal on line 'except' directors nominees, until they stop this practice.

        If officers filled out a daily work sheet, what would the output show?"

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3 FOR THE FOLLOWING
REASONS:

     As described in the Report from the Compensation Committee Regarding Executive Compensation above, the Company's executive compensation program is designed to link executives' interests with shareholders' interests by emphasizing various forms of incentive compensation. The amount of each executive's total compensation in any year depends significantly upon awards of incentive compensation. The ICP provides for awards of annual cash bonuses, which take into account the Company's and the individuals' performance over the applicable performance period. The ICP also provides for awards of incentive stock options, NQSOs, performance shares, restricted stock and stock appreciation rights, all of which are based on shares of Class A Common Stock. The Company makes these equity-based awards to assure that the overall compensation of executives remains competitive and to directly link executive compensation with the Company's long-term performance. For example, restrictions on transferability of restricted stock awarded under the ICP generally lapse after five years and stock options vest over periods from three to five years and may be exercised up to ten years from the date of grant, in all cases emphasizing the long-term performance orientation of the Company's executive incentive compensation program. This approach links executives' interests with shareholders' interests because all parties benefit from the positive performance of the Company and increases in the value of the Class A Common Stock.

     If the Company were to implement the proposal, it would have to consider discontinuing performance-based or equity-based compensation. As a result, the Company might have to develop alternative compensation programs to remain competitive with other corporations in the financial services industry and major U.S. corporations generally. Any alternative program would certainly be more costly to the Company because it would require a higher level of current cash compensation to replace the current levels of performance-based incentive compensation. More importantly, executive compensation would no longer be tied to the long-term performance of the Company and thereby linked to shareholders' interests.

     The Board opposes the proposal because it believes that the Company and its shareholders are best served by an executive compensation program that includes performance-based and long-term incentive compensation components that are directly tied to the performance of the Company and the value of the Class A Common Stock.

                             ---------------------

                         SHAREHOLDER PROPOSALS FOR 2000

     Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Any shareholder proposal intended for inclusion in the proxy materials for the 2000 annual meeting must be received by the Company, addressed to the Secretary of the Company, P.O. Box 660237, Dallas, Texas 75266-0237, no later than November 22, 1999.

                        ANNUAL REPORT AND OTHER MATTERS

     The Company's Annual Report to Shareholders, including financial statements, was mailed to you with this proxy statement. A list of shareholders of record entitled to vote at the Annual Meeting will be available for review by any shareholder, for any purpose related to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at the corporate offices of the Company, 250 East Carpenter Freeway, Irving, Texas, for 10 days prior to the Annual Meeting.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be paid by the Company. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

                                            By Order of the Board of Directors,
                                            /s/ C. Longenecker

                                            CHESTER D. LONGENECKER

                                            Secretary

Irving, Texas
March 22, 1999

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

                        HOW TO ATTEND THE ANNUAL MEETING

  Shareholders of Record

     When you complete your proxy, if you plan to attend the Annual Meeting, please check the box to let us know. We will issue an admission ticket to you at the door.

  "Street Name" Holders

     If you plan to attend the Annual Meeting, tell your broker you plan to attend and would like a proxy. Simply bring that form to the Annual Meeting, and we will give you a ticket at the door. If you cannot get a proxy in time, we will give you a ticket at the door if you bring a copy of your most recent brokerage account statement showing that you own Class A Common Stock.

  Other Interested Parties

     Each shareholder may bring one guest to the Annual Meeting, if desired.

                              CLASS A COMMON STOCK
                      ASSOCIATES FIRST CAPITAL CORPORATION
                   P.O. BOX 660237, DALLAS, TEXAS 75266-0237

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates and appoints Chester D. Longenecker and Frederic C. Liskow, and each of them, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Class A Common Stock of ASSOCIATES FIRST CAPITAL CORPORATION which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Shareholders to be held on May 10, 1999, and any adjournments thereof.

                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINATED DIRECTORS, (ii) FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND (iii) AGAINST SHAREHOLDER PROPOSAL NO. 1 RELATING TO EXECUTIVE COMPENSATION.

1.   ELECTION OF DIRECTORS         FOR  [ ]      WITHHELD [ ]

     Keith W. Hughes, J. Carter Bacot, Eric S. Dobkin, Roy A. Guthrie, William M. Isaac, H. James Toffey, Jr., Kenneth Whipple

     For, except vote withheld from the following nominee(s):

     ---------------------------------------------------------------------------

2. RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY

                    FOR               AGAINST             ABSTAIN
                    [ ]                 [ ]                 [ ]

3. SHAREHOLDER PROPOSAL NO. 1, as set forth beginning on page 22 of the Company's Proxy Statement dated March 22, 1999, relating to executive compensation

                    FOR               AGAINST             ABSTAIN
                    [ ]                 [ ]                 [ ]

Please mark this box if you plan on attending the Annual Meeting of Shareholders on May 10, 1999. [ ]

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized person. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL TO BE PRESENTED AT THE MEETING.


SIGNATURE(S)                                              DATE            , 1999
             --------------------------------------------      -----------


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                            - FOLD AND DETACH HERE -


                  [ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 1999
                                THE HARVEY HOTEL
                          HIGHWAY 114 AND ESTERS ROAD
                                 IRVING, TEXAS